UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2026

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200
Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

(408) 501-8881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2026, the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market LLC (“Nasdaq”) notified Reviva Pharmaceuticals Holdings, Inc. (the “Company”, “we” or “us”) that the Panel has granted the Company’s request for an exception to demonstrate compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) for continued listing through March 27, 2026 (the “Exception”). Pursuant to the Exception, the Company is required to, and fully intends to, provide the Panel with prompt notification of any significant events that occur during the Exception period that may affect the Company’s compliance with Nasdaq requirements.

The Exception is in connection with the previously-disclosed matter originally initiated pursuant to the Nasdaq notice received by the Company on May 13, 2025, indicating that it was not in compliance with the Bid Price Requirement. The Company had been provided a compliance period of 180 calendar days from the date of the notice, or until November 10, 2025, to regain compliance with the Bid Price Requirement. Also as previously disclosed in connection with such matter, on November 11, 2025, the Company had received a letter from Nasdaq indicating that, based upon the Company’s not having regained compliance with the Bid Price Requirement and its ineligibility for a second 180 calendar day compliance period, the Listing Qualifications Staff of Nasdaq had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Panel. The Company timely requested a hearing before the Panel, which was held on January 8, 2026 and following which hearing the Panel determined to grant the above-described Exception.

Item 8.01 Other Events.

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the “Risk Factors” disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2025, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, respectively. The below update should be read in conjunction with the “Risk Factors” disclosure appearing in the foregoing reports, as further supplemented and updated in the Company’s other filings from time to time with the SEC.

We are currently listed on The Nasdaq Capital Market. If we fail to regain and maintain compliance with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. On May 13, 2025, we received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that we are not in compliance with the requirement under Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq (the “Bid Price Requirement”). We were provided a compliance period of 180 calendar days from the date of the notice, or until November 10, 2025, to regain compliance with the Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On November 11, 2025, we received a letter from Nasdaq indicating that, based upon our not having regained compliance with the Bid Price Requirement and our ineligibility for a second 180 calendar day compliance period, the Staff had determined to delist our securities from Nasdaq unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before the Panel, which was held on January 8, 2026. At the Panel hearing, we requested an extension within which to evidence compliance with the Bid Price Requirement and the Staff has granted our request for an exception to demonstrate compliance with the Bid Price Requirement for continued listing through March 27, 2026 (the “Exception”).

We will continue to monitor the closing bid price of our common stock and intend to continue to take definitive steps in an effort to evidence compliance with the Bid Price Requirement, including by implementing a reverse stock split, if necessary. To regain compliance with the Bid Price Requirement, the closing bid price of our common stock must be at least $1.00 for a minimum of 10 consecutive business days, subject to the Panel’s discretion to extend such 10-day period. To the extent we implement a reverse stock split to facilitate compliance with the Bid Price Requirement and maintenance of our Nasdaq listing, the announcement and implementation of the reverse stock split could negatively affect the price of our common stock. We cannot assure you that the prices for shares of the common stock after a reverse stock split would increase proportionately to prices for shares of our common stock immediately before a reverse stock split. Furthermore, even if the market price of our common stock did rise following a reverse stock split, we cannot assure you that the market price of our common stock immediately after a reverse stock split would be maintained for any period of time. There is also the possibility that liquidity may be adversely affected by the reduced number of shares which would be issued and outstanding when a reverse stock split is effected, particularly if the price per share of our common stock were to begin a declining trend after the reverse stock split is effected. Accordingly, our total market capitalization after a reverse stock split may be lower than the market capitalization before such reverse stock split.

Pursuant to the Exception, we are required to, and fully intend to, provide the Panel with prompt notification of any significant events that occur during the Exception period that may affect our compliance with Nasdaq requirements, including any event that may call into question our ability to satisfy the terms of the Exception. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of our securities on Nasdaq inadvisable or unwarranted. There can be no assurance that we will be able to evidence compliance with the Bid Price Requirement within any extension period that has been granted by the Panel or that we will be able to maintain compliance with the Bid Price Requirement and/or the other applicable Nasdaq listing requirements.

We must satisfy Nasdaq’s continued listing requirements, including, among other things, the Bid Price Requirement, or risk delisting, which could have a material adverse effect on our business. If our common stock is delisted from Nasdaq, it could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our common stock is delisted, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s ability to regain (as applicable) and maintain compliance with the continued listing requirements of Nasdaq and maintain the listing of the Company’s common stock; statements about the future listing of the Company’s common stock; statements about the Company’s intentions and plans for addressing the Company’s Bid Price Requirement listing deficiency, including statements about plans for regaining compliance and intended actions following the Panel hearing and Panel decision; and statements about the Company’s intentions and plans including anticipated actions and requests in connection with the Nasdaq process, statements about requested relief from Nasdaq or the Panel or the type of relief that may be available; statements regarding plans that the Company may implement or actions that the Company may take in furtherance of regaining compliance and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: January 23, 2026	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer